UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2006 (April 27, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

            On April 27, 2006, the stockholders of Chemtura Corporation approved the 2006 Chemtura Corporation Long-Term Incentive Plan (the "Plan"). The Plan is intended to advance the interests of the Company and its stockholders by providing incentives and rewards to those directors, officers, other employees and service providers who are in a position to contribute to the long-term growth and profitability of the Company and to assist the Company in attracting, retaining and developing highly qualified employees.

            The Plan permits the granting of incentive stock options, nonqualified stock options, stock, restricted stock, stock appreciation rights, stock units, performance awards, dividend equivalents and other awards and the Plan is administered by the Organization, Compensation and Governance Committee (the "Committee") of the Board of Directors. The Plan provides for the issuance of a maximum of 10,500,000 shares, with shares granted under the Plan pursuant to awards other than stock options and stock appreciation rights limited to one-third (1/3) of the total maximum number of shares available for award under the Plan.

            No award (other than an award granted to a non-employee director) may vest earlier than one year from date of grant. In general, no restricted stock award may vest earlier than three (3) years from the date of grant and if vesting of restricted stock is based on performance criteria, the minimum vesting period shall be two (2) years from the date of grant.

            The exercise price of an option or stock appreciation right is determined by the Committee when it is granted, but may not be less than the fair market value of the stock on the date of grant. The term of an option or stock appreciation right may not exceed ten years. If a participant's employment or service terminates by reason of death or disability, any option held by such participant (to the extent it was exercisable at the time of the holder's death or disability) may be exercised for a period of two (2) years from the date of termination of employment or service; if a participant's employment or service terminates by reason of retirement any option held by such participant (to the extent it was exercisable at the time of the holder's retirement) may be exercised for a period of five (5) years from the date of termination of employment or service; and if a participant's employment or service terminates for any reason other than death, disability, retirement or cause, any option held by such participant (to the extent that it was exercisable at the time of the holder's termination) may be exercised for a period of ninety (90) days from the date of such termination of employment or service. If a participant's employment or service is terminated for cause, all rights under any option (whether vested or unvested) held by such participant shall expire immediately upon the giving to the participant of notice of such termination. Notwithstanding the foregoing, no option may be exercised more than ten (10) years after the date of grant.

            The Plan will be effective as of April 27, 2006. A copy of the Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

                *                 *                *

(d)     Exhibits.

Exhibit Number 10.1	Exhibit Description 2006 Chemtura Corporation Long-Term Incentive Plan, effective April 27, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

Date:     April 27, 2006

Exhibit Index
Exhibit Number 10.1	Exhibit Description 2006 Chemtura Corporation Long-Term Incentive Plan, effective April 27, 2006